Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fulton Financial Corporation 401(k) Retirement Plan
Lancaster, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-76600, 333-76594, 333-135839, 333-168237, 333-189457, 333-236579 and 333-290998) of Fulton Financial Corporation 401 (k) Retirement Plan of our report dated June 25, 2026, relating to the financial statements and supplemental schedules of Fulton Financial Corporation 401(k) Retirement Plan which appear in this Form 11-K for the year ended December 31, 2025.
/s/ BDO USA, P.C.
BDO USA, P.C.
New York, New York

June 25, 2026